Exhibit 10.2

PERFORMANCE SHARE AGREEMENT

GRANTED TO	GRANT DATE			NUMBER OF PERFORMANCE SHARES	PURCHASE PRICE PER SHARE	SOCIAL SECURITY NUMBER
Name				Threshold Target
Address	MM	DD	YY	Outstanding	N/A
City, State, Postal				Stretch

1.               The Grant.  Alliant Techsystems Inc., a Delaware corporation (the “Company”) hereby grants to the individual named above (the “Employee”), as of the above Grant Date, the above Number of Performance Shares (the “Performance Shares”) on the terms and conditions set forth in this Performance Share Agreement (this “Agreement”) and in the Alliant Techsystems Inc. 1990 Equity Incentive Plan (the “Plan”).

2.               Measuring Period.  The Measuring Period for purposes of determining whether the Performance Shares will be paid shall be fiscal years 20__ through 20__.

3.               Performance Goals.  The Performance Goals for purposes of determining whether the Performance Shares shall be paid are set forth in the attached Performance Accountability Chart.

4.               Payment.  The Performance Shares shall be paid if and to the extent that the Threshold, Target, Outstanding, or Stretch performance level of the Performance Goals is achieved, as set forth in the attached Performance Accountability Chart and as determined by the Personnel and Compensation Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion.

5.               Form and Timing of Payment.  Any shares payable pursuant to this Agreement shall be paid in shares of Common Stock of the Company (the “Shares”), with one Share issued for each Performance Share earned, except to the extent that the Committee, in its discretion, determines that cash be paid in lieu of some or all of such Performance Shares.  Payment of the Performance Shares shall be made as soon as practicable after the Committee determines, in its sole discretion after the end of the Performance Period, whether, and the extent to which, the Performance Goals have been achieved.

6.               Forfeiture.  In the event of the Employee’s Termination of Employment (as defined in the Plan) prior to the end of the Measuring Period, other than by reason of death, Disability (as defined in the Plan), Retirement (as defined in the Plan), or voluntary or involuntary layoffd all of the Employee’s Performance Shares and rights to payment of any Shares shall be immediately and irrevocably forfeited.  In the event of the Employee’s Termination of Employment prior to the end of the Measuring Period by reason of Disability, Retirement, or voluntary or involuntary layoff, the Employee shall be entitled to receive, after the end of the Measuring Period, the amount determined by the Committee pursuant to this Agreement, but prorated for the Employee’s active service time with the Company during the Measuring Period.  In the event of the Employee’s death prior to the end of the Measuring Period, the Employee’s estate shall be entitled to receive within a practicable time after the Employee’s death payment of the Performance Shares at the Target performance level, but prorated for the Employee’s active service time with the Company during the Measuring Period.  In the event an employee is reassigned to a position and as a result is no longer eligible for Performance Shares, the Employee shall be entitlted to receive, after the end of the Measuring period. the amount determined by the Committee pursuant to this Agreement, but prorated for the employee’s service time as an eligilbe participant during the Measuring Period.

6.               Rights.  Nothing herein shall be deemed to grant the Employee any rights as a holder of shares of Common Stock of the Company unless and until the Shares are actually issued to the Employee as provided herein.

7.               Income Taxes.  The Employee is liable for any federal, state and local income or other taxes applicable upon the grant of the Performance Shares, the receipt of the Shares, or subsequent disposition of the Shares, and the Employee acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences.  Upon payment of the Performance Shares and/or issuance of the Shares by the Company, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation or from the Shares or any cash payable in lieu of some or all of such Shares an amount necessary to pay, all applicable taxes required by the Company to be withheld or collected upon such payment and/or issuance of Shares.

8.               Deferral of Shares.  Notwithstanding any provisions of this Agreement to the contrary, the Committee may unilaterally defer payment of the Performance Shares pursuant to and in accordance with the terms of the Company’s Nonqualified Deferred Compensation Plan (the “NDCP”) and, in such event, the value of the Performance Shares and any subsequent payment of such value shall be governed by the terms of the NDCP.

9.               Acknowledgment.  This award of Performance Shares shall not be effective until the Employee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company.  By signing the Acknowledgment, the Employee agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the Prospectus related to the Plan.

ACKNOWLEDGMENT:	ALLIANT TECHSYSTEMS INC.

EMPLOYEE’S SIGNATURE

Date Social Security Number	Daniel J. Murphy
President & Chief Executive Officer